Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the "Registration Statement") of our reports dated April 11, 2005 relating to the financial statements and financial highlights which appear in the February 28, 2005 Annual Reports to Shareholders of New York Tax-Free Money Fund, New York Tax-Free Bond Fund, Maryland Tax-Free Bond Fund, Virginia Tax-Free Bond Fund, New Jersey Tax-Free Bond Fund, Maryland Short-Term Tax-Free Bond Fund, Florida Intermediate Tax-Free Fund, Georgia Tax-Free Bond Fund and Maryland Tax-Free Money Fund (comprising T. Rowe Price State Tax-Free Income Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
June 29, 2005